As filed with the Securities and Exchange Commission on October 4, 2022

Registration No. 333-267356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (855) 398-0443	William J. Rouhana, Jr. Chairman and Chief Executive Officer Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (855) 398-0443
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Brian L. Ross, Esq.
Graubard Miller
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement registers the resale by the selling securityholders identified herein (and their permitted transferees) from time to time of up to an aggregate of (a) 6,558,914 shares of our Class A common stock owned by the selling securityholders as of the date of this prospectus, including, but not limited to, the shares issued to them in exchange for their securities of Redbox (as defined herein) in connection with the Redbox Acquisition (as defined herein), (b) 1,011,530 shares of our Class A common stock that were issued upon exercise of the Credit Facility Warrants (as defined herein), (c) 4,057,303 Assumed Redbox Private Warrants (as defined herein), and (d) 352,986 shares of our Class A common stock issuable upon exercise of the Assumed Redbox Private Warrants.

We shall bear all costs and expenses incurred in connection with the registration statement of which this prospectus is a part, and all expenses incurred in performing or complying with our other obligations under the registration rights agreements pursuant to which such registration statement has been filed, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the shares and warrants); (iii) printing, messenger, telephone and delivery expenses; (iv) our internal expenses (including, without limitation, all salaries and expenses of our officers and employees); (v) the fees and expenses incurred in connection with the listing of the securities on the Nasdaq Global Market as applicable; (vi) any Financial Industry Regulatory Authority fees; (vii) the fees and disbursements of our counsel and accountants; and (viii) the reasonable fees and expenses of any special experts retained by us specifically in connection with the registration (with no such experts expected to be required with respect to this registration). We shall have no obligation to (x) pay any underwriting discounts or selling commissions attributable to the securities being sold by the selling securityholders, which underwriting discounts or selling commissions shall be borne by such holders or (y) any fees and/or disbursements of counsel to such holders or other costs or expenses of such holders.

The issuance by us of the shares of Class A common stock issuable upon exercise of the Assumed Redbox Private Warrants and the Assumed Redbox Public Warrants (as defined herein) that we assumed in connection with the Redbox Acquisition were registered on our Registration Statement on Form S-4 (No. 333-265642) declared effective by the Securities and Exchange Commission on July 15, 2022.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated October 4, 2022

7,923,430 shares of Class A common stock

and

4,057,303 Warrants

offered by Selling Securityholders

This prospectus covers the resale by the selling securityholders identified herein (or their permitted transferees) of up to an aggregate of (a) 6,558,914 shares of our Class A common stock (“Class A common stock”) owned by them as of the date of this prospectus including, but not limited to the shares issued to them in exchange for their securities in Redbox Entertainment Inc. (“Redbox”) in connection with our acquisition through merger of Redbox in August 2022 (the “Redbox Acquisition”), (b) 1,011,530 shares that were issued by us upon exercise of warrants (“Credit Agreement Warrants”) that we granted to certain of the selling securityholders in connection with an amended and restated credit facility provided to our company in connection with the Redbox Acquisition, as described herein, (c) 4,057,303 common stock purchase warrants (the “Assumed Redbox Private Warrants”) originally issued by Redbox and assumed by us in connection with the Redbox Acquisition and (d) 352,986 shares of our Class A common stock issuable to the holders of the Assumed Redbox Private Warrants upon exercise thereof.

In connection with the Redbox Acquisition, we entered into a warrant assumption and amendment agreement (the “Warrant Assumption and Amendment Agreement”) with Redbox and Continental Stock Transfer & Trust Company (“CST”). Pursuant to the Warrant Assumption and Amendment Agreement, we assumed all of Redbox’s rights, interests and obligations under that certain Warrant Agreement dated November 27, 2020 by and between Redbox and CST, as warrant agent (“Warrant Agreement”), governing the Assumed Redbox Private Warrants and Redbox’s warrants of like tenor that traded on the Nasdaq Global Market prior to the Redbox Acquisition under the symbol “RDBXW” (“Assumed Redbox Public Warrants” and, collectively with the Assumed Redbox Private Warrants, the “Assumed Warrants”). Each Assumed Warrant had entitled the holder to purchase one whole share of Redbox Class A common stock at a price of $11.50 per share, subject to adjustment. As a result of the Redbox Acquisition and adjustments caused thereby, 11.494 Assumed Warrants (the “Per Share Warrant Requirement”) are required to purchase one whole share of our Class A common stock at an aggregate exercise price of $132.18 per share, subject to adjustment. This was calculated by dividing the pre-transactions $11.50 per-share exercise price of the Assumed Warrants by an exchange ratio of 0.087. No fractional shares will be issued upon exercise of Assumed Warrants, with shares of our Class A common stock issued upon exercise of Assumed Warrants rounded up to nearest whole share based on the total shares of our Class A common stock being exercised and, subject to the Per Share Warrant Requirement.

We will pay certain offering fees and expenses in connection with the registration of the shares of Class A common stock and Assumed Redbox Private Warrants to be sold by the selling securityholders, but will not receive any proceeds from the sale thereof by such holders, except with respect to amounts received by us upon the exercise of the warrants to the extent such warrants are exercised for cash. We will not pay underwriting discounts and commissions or expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

We are registering the resale of the shares of Class A common stock and Assumed Redbox Private Warrants covered by this prospectus, in part, as required by each of the registration rights agreements we entered into with the selling securityholders on August 11, 2022 in connection with the Redbox Acquisition and the amended and restated credit facility entered into in connection therewith.

The selling securityholders may sell the shares of Class A common stock and Assumed Redbox Private Warrants through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling securityholders. The selling securityholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus is a part. For further information regarding the possible methods by which the securities may be distributed, see “Plan of Distribution” in this prospectus.

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE,” our Series A preferred stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP,” our 9.50% Notes Due 2025 (“2025 Notes”) are listed for trading on the Nasdaq Global Market under the symbol “CSSEN” and the Assumed Redbox Public Warrants are listed on the Nasdaq Global Market under the symbol “CSSEL.” On October 3, 2022, the last reported sale prices of our Class A common stock, Series A preferred stock, 2025 Notes and Assumed Redbox Public Warrants were $[•], $[•], $[•], and $[•], respectively.

In addition to our Class A common stock, we have outstanding Class B common stock. Our Class B common stock is not publicly traded and it is controlled and beneficially owned by our chief executive officer. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 in this prospectus, the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, and the section entitled “Risk Factors” in our Registration Statement on Form S-4 (No. 333-265642)(declared effective on July 15, 2022) for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling securityholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of Class A common stock (the “Shares”) and Assumed Redbox Private Warrants covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares and Former Private Redbox Warrants, you should refer to the registration statement including the exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We and the selling securityholders have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of our common stock other than the securities overed hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 8 of this prospectus, in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the section entitled “Risk Factors” in our Registration Statement on Form S-4 (No. 333-265642)(declared effective on July 15, 2022), as well as the other documents that we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Note On Forward-Looking Information.”

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus as “CSSE,” the Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, LLC, the parent company of CSS and our ultimate parent company;

•	“Redbox” means RB Second Merger Sub LLC, the surviving company in the Redbox Acquisition, and a wholly owned subsidiary of CSSE;

•	“Redbox Automated” mean Redbox Automated Retail LLC, a wholly owned subsidiary of Redbox;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a A Plus), a wholly owned subsidiary of CSSE;

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE;

•	“Crackle Plus” means Crackle Plus, LLC, a wholly owned subsidiary of CSSE which was originally formed by CSSE and CPE Holdings, Inc. (an affiliate of Sony Pictures Television Inc.);

•	“Landmark Studio Group” means Landmark Studio Group, a majority owned subsidiary of CSSE;

•	“Halcyon Television” means Halcyon Television LLC, a wholly owned subsidiarity of CSSE;

•	“Halcyon Studios” mean Halcyon Studios LLC, a majority owned subsidiary of Halcyon Television;

•	“CSS AVOD” means CSS AVOD Inc., a majority owned subsidiary of CSSE; and

•	“1091 Pictures” means TOFG LLC., a wholly owned subsidiary of Screen Media; and

We and our subsidiaries and affiliates have proprietary rights to the trademarks and trade names used herein, including, among others, Chicken Soup for the Soul®, Crackle®, Redbox®, Popcornflix.com®, Popcornflix Kids®, Truli®, and FrightPix®. Solely as a matter of convenience, trademarks and trade names referred to herein may or may not be accompanied with the marks of “TM” or “®”, however, the absence of such marks is not intended to indicate that the Company or its affiliates or subsidiaries will not assert, to the fullest extent possible under applicable law, their respective rights to such trademarks and trade names.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in our annual report on Form 10-K for the year ended December 31, 2021, our Registration Statement on Form S-4 (No. 333-265642)(declared effective on July 15, 2022), and in those described in documents incorporated by reference herein filed by us from time to time.

General

We are a leading streaming video-on-demand (VOD) company providing premium entertainment for the value-conscious consumer. We operate Crackle Plus, a portfolio of ad-supported VOD streaming services (AVOD) and free ad-supported television linear channels (FAST), as well as Screen Media, Halcyon Television, the newly formed Chicken Soup for the Soul Television Group, and a number of affiliates that collectively enable us to acquire, produce, co-produce and distribute content, including original and exclusive content, all in support of our streaming services. In August 2022 we acquired Redbox Entertainment Inc. (“Redbox”), an established brand and leading provider in the home entertainment market in the United States. The combined operations of CSSE and Redbox creates an entertainment company for value-conscious consumers across AVOD, FAST, and TVOD with more than 40 million customer loyalty members. We expect the Redbox Acquisition to materially increase our consolidated revenues, increased scale of operations, and operating synergies that collectively accelerate our path to positive free cash flow.

Crackle Plus is comprised of unique curated streaming services, each delivering popular and original premium content focused on specific themes such as drama, comedy, horror, paranormal, documentaries, and sports. Through its recently launched Chicken Soup for the Soul streaming service, CSSE offers lifestyle, family and kids content. CSSE’s Crackle Plus portfolio of streaming services are branded and includes Crackle (among the most watched ad-supported independent VOD streaming services), Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Españolflix and FrightPix. As of December 31, 2021, Crackle Plus served more than 40 million monthly active visitors through many distribution platforms including Roku, Amazon Fire, Vizio and others. These visitors viewed content produced through CSSE’s various television production affiliates, acquired by Screen Media, or licensed from Sony Pictures Television (SPT), Lionsgate, Paramount Global, Fox, Warner Media and more than 100 other production and distribution companies, as well as through CSSE’s media partners. Crackle Plus networks have access to approximately 14,500 films and 24,000 television episodes of licensed or company-owned original or exclusive programming. The acquisition of 1091 Pictures by CSSE in March 2022, added approximately 4,000 films and episodes of licensed content as well as established FAST and AVOD channels in genre specific verticals with approximately 1 billion yearly ad-impressions.

Screen Media manages one of the industry’s largest independently owned television and film libraries consisting of approximately 20,000 films and television episodes. Screen Media also acquires between approximately 10 and 20 new feature films each year and a few hundred genre titles. Screen Media provides content for the Crackle Plus portfolio and also distributes its library to other exhibitors and third-party networks to generate additional revenue and operating cash flow.

The Redbox Acquisition adds more than 11,000 movies and television shows to our 40,000-title streaming catalog, as well as Free Live TV platform with over 145 free ad-supported streaming television (FAST) channels and transactional video on demand (TVOD) platforms available on dozens of devices. Redbox’s 36,000 kiosks will expand our consumer touchpoints for advertisers beyond free streaming channels and provide new marketing capability to promote original movies.

CSSE’s Halcyon Television subsidiary manages the extensive film and television library CSSE acquired from Sonar Entertainment in 2021. This library is distributed by Screen Media and contains more than 1,000 titles, and 4,000 hours of programming, ranging from classics, including The Little Rascals, Laurel & Hardyand Blondie (produced by Hal Roach Studios), to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia. CSSE’s Halcyon library titles have received 446 Emmy Award nominations, 105 Emmy Awards and 15 Golden Globe Awards. In March of 2022, Screen Media acquired 1091 Pictures that provides a diverse library of approximately 4,000 movies and television series.

Chicken Soup for the Soul Television Group, which was formed in the fourth quarter of 2021, houses CSSE’s film and television production activities and produces or co-produces original content for Crackle Plus as well as content for other third-party networks. This group’s production efforts are conducted through a number of affiliates, including Landmark Studio Group, Chicken Soup for the Soul Studios, APLUS.com, the recently acquired Locomotive Global Inc., and Halcyon Studios, which was formed in connection with our acquisition of the assets of Sonar Entertainment. Halcyon Studios develops, produces, finances and distributes high-caliber content for our company for all platforms across a broad spectrum in the U.S. and internationally, including shows such as Hunters(Amazon Prime) and Mysterious Benedict Society (Disney+).

Collectively, Screen Media and Chicken Soup for the Soul Television Group enable CSSE to acquire, produce, co-produce and distribute content, including its original and exclusive content, in support of its streaming services. CSSE believes that it is the only independent, AVOD business with the proven capability to acquire, create and distribute original programming, and that CSSE has one of the largest libraries of company-owned and third-party content in the AVOD industry. CSSE believes that this differentiation is important as consumers materially shift their viewing habits from network-scheduled viewing to individual, personal on-demand viewing in response to the ever-growing availability of high-speed content delivery across devices.

We are a Delaware corporation, with principal executive offices located at 132 E. Putnam Ave., Cos Cob, Connecticut 06807. Its telephone number at that address is (855) 398-0443. Additional information about CSSE and its subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Recent Developments

Acquisition of Redbox

On August 11, 2022, we consummated the Redbox Acquisition through a series of mergers under the terms of the Merger Agreement, dated as of May 10, 2022, by and among our company, Redbox, RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Opco Merger Sub LLC”), and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”).

In accordance with the terms of the Merger Agreement, at the closing of the Redbox Acquisition, (i) each share of Class A common stock of Redbox, par value $0.0001 per share (the “Redbox Class A common stock”), was cancelled and exchanged for 0.087 shares (the “Exchange Ratio”) of our Class A common stock, (ii) each unit of Opco LLC was converted into 0.087 shares of our Class A common stock and (iii) each share of Class B common stock of Redbox, par value $0.0001 per share (the “Redbox Class B Common Stock”), was cancelled for no additional consideration. Similarly, the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that were outstanding immediately prior to the consummation of the Redbox Acquisition was converted into that number of shares of our Class A common stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards then held by each holder.

The obligations of Redbox under the Assumed Redbox Private Warrants and Assumed Redbox Public Warrants were assumed by us. As a result of the Redbox Acquisition and adjustments caused thereby, 11.494 Assumed Warrants (the “Per Share Warrant Requirement”) are required to purchase one whole share of our Class A common stock at an aggregate exercise price of $132.18 per share, subject to adjustment. This was calculated by dividing the pre-transactions $11.50 per-share exercise price of the Assumed Warrants by an exchange ratio of 0.087. No fractional shares will be issued upon exercise of Assumed Warrants, with shares of our Class A common stock issued upon exercise of Assumed Warrants rounded up to nearest whole share based on the total shares of our Class A common stock being exercised and, subject to the Per Share Warrant Requirement.

We granted registration rights to certain former securityholders of Redbox under the terms of a registration rights agreement by which we are required to file the registration statement of which this prospectus is part within 30 days of the closing of the Redbox Acquisition with respect to shares of our Class A common stock and Assumed Redbox Private Warrants owned by such securityholders.

Addition of Management Expertise

Immediately following the Redbox Acquisition, Galen C. Smith was appointed to the new role of executive vice chairman of Redbox and CSSE, and entertainment industry veteran Jonathan Katz was named president of CSSE.

Repayment of Midcap Credit Facility

On August 11, 2022, we repaid all outstanding obligations (aggregating approximately $26 million) under the Credit, Security and Guaranty Agreement dated as of May 21, 2021 (the “Midcap Credit Agreement”), by and among our company, as a borrower and as borrower representative, the other borrowers and the other credit parties referred to therein, MidCap Financial Trust, as agent and as a lender, and the additional lenders party thereto. The Midcap Credit Agreement was concurrently terminated and all liens in favor of the lenders under the Midcap Credit Agreement were terminated.

New Credit Facility

On August 11, 2022, we entered into an Amended and Restated Credit Agreement (“HPS Credit Agreement”) by and among our company, as primary borrower, Redbox Automated, as co-borrower, the Lenders named therein, and HPS Investment Partners, LLC (“HPS”), as administrative agent and collateral agent.

Pursuant to the terms of the HPS Credit Agreement, we obtained (i) a term loan facility consisting of the conversion, and assumption by us, of all “Senior Obligations” under (and as defined in) the HPS Credit Agreement (other than any outstanding Sixth Amendment Incremental Revolving Loans under (and as defined in) the credit agreement (the “Redbox Credit Agreement”), dated as of October 20, 2017, by and among Redwood Intermediate, LLC, Redbox Automated, Redwood Incentives LLC, the lenders party thereto and HPS, as amended from time to time thereafter, with the sixth amendment thereto occurring on April 15, 2022 (this last amendment being referred to as the “Sixth Amendment”) and (ii) an $80 million revolving credit facility (with any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Credit Agreement as amended by the Sixth Amendment being deemed, and assumed by us as, revolving loans thereunder). Our obligations under the HPS Credit Agreement are secured by a first priority lien in substantially all of our and our subsidiaries’ assets, subject to certain exceptions.

In connection with the HPS Credit Agreement, we issued, to certain affiliates of HPS, five-year warrants (“Credit Facility Warrants”) to purchase up to an aggregate of 1,011,530 shares of our Class A common stock, at a per-share exercise price of $0.0001. These warrants include customary cashless exercise provisions. All of the Credit Facility Warrants were exercised and the shares issued upon such exercise are included for resale by the holders thereof in this prospectus.

We granted registration rights to the holders of the Credit Facility Warrants by which we are required to file the registration statement of which this prospectus is part within 30 days of the closing of the Redbox Acquisition with respect to shares of our Class A common stock issued to them upon exercise of the Credit Facility Warrants.

THE OFFERING

We are registering the offer and sale from time to time by the selling securityholders, or their permitted transferees, of up to an aggregate of (a) 6,558,914 shares of our Class A common stock owned by them as of the date of this prospectus, including, but not limited to, the shares issued to them in exchange for their securities in Redbox in connection with the Redbox Acquisition, (b) 1,011,530 shares that were issued upon exercise of the Credit Agreement Warrants, (c) 4,057,303 Assumed Redbox Private Warrants, and (d) 352,986 shares of our Class A common stock issuable to the holders of the Assumed Redbox Private Warrants upon exercise thereof.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 8 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Registration Statement on Form S-4 (No.333-265642) relating to the Redbox Acquisition.

Our Common Stock
Class A common stock outstanding	13,150,715
Class B common stock outstanding	7,654,506
Total shares of common stock outstanding	20,805,221
Resale of Class A common stock
Number of shares to be sold by selling securityholders	7,923,430 shares of Class A common stock, comprised of (a) 6,558,914 shares owned by them as of the date of this prospectus, including, but not limited to, the shares issued in exchange for Redbox securities in the Redbox Acquisition, (b) 1,011,530 shares issued upon exercise of the Credit Facility Warrants and (c) 352,986 shares issuable upon exercise of the Assumed Redbox Private Warrants
Resale of Assumed Redbox Private Warrants
Number of Assumed Redbox Private Warrants to be sold by selling securityholders	4,057,303 Assumed Redbox Private Warrants
Use of proceeds

All of the shares of Class A common stock and the Assumed Redbox Private Warrants (including shares of Class A common stock underlying such warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive the proceeds from any exercise of warrants for cash. We intend to use the proceeds the exercise of warrants for cash for general corporate and working capital purposes. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

Market for Our Class A Common Stock and Assumed Redbox Public Warrants	Our Class A common stock and the Assumed Redbox Public Warrants are listed on Nasdaq under the symbols “CSSE” and “CSSEL,” respectively.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth below and under the heading “Risk Factors” in Annual Report on Form 10-K for the year ended December 31, 2021, our Registration Statement on Form S-4 (No.333-265642), and our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Relating to the Offering by the Selling Securityholders

Sales of substantial amounts of our Class A common stock by the selling securityholders, or the perception that these sales could occur, could adversely affect the price of our securities.

The sale by the selling securityholders of a significant number of shares of our Class A common stock and Assumed Redbox Private Warrants, or the perception in the public markets that the selling securityholders may sell all or a portion of such securities as a result of the registration of such securities hereunder, could have a material adverse effect on the market price of our securities.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

•	core strategy;

•	operating income and margin;

•	seasonality;

•	liquidity, including cash flows from operations, available funds and access to financing sources;

•	free cash flows;

•	revenues;

•	net income;

•	profitability;

•	our inability to pay dividends if we fall out of compliance with our loan covenants in the future and then are prohibited by our bank lender from paying dividends;

•	user growth and the ability of our content offerings to achieve market acceptance;

•	partnerships;

•	user viewing patterns;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	potential ability to obtain additional financing when and if needed, including use of the debt markets;

•	ability to protect our intellectual property;

•	ability to complete strategic acquisitions;

•	ability to manage growth and integrate acquired operations;

•	stock price volatility, potential liquidity and trading of our securities;

•	future regulatory changes;

•	pricing changes;

•	actions by competitors;

•	our content and marketing investments, including investments in original programming;

•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	the time during which we will be an Emerging Growth Company (“EGC”) under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

All of the shares of Class A common stock and the Assumed Redbox Private Warrants (including shares of Class A common stock underlying such warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive the proceeds from any exercise of warrants for cash. We intend to use the proceeds the exercise of warrants for cash for general corporate and working capital purposes. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

SELLING SECURITYHOLDERS

When we refer to the “selling securityholders” in this prospectus we mean the persons listed in the table below, and the pledgees, assignees, donees, permitted transferees, and successors.

This prospectus covers the resale by the selling securityholders of up to an aggregate of (a) 6,558,914 shares of our Class A common stock owned by them as of the date of this prospectus, including, but not limited to, the shares issued to them in exchange for their securities in Redbox in connection with the Redbox Acquisition, (b) 1,011,530 shares that were issued by us upon exercise of the Credit Agreement Warrants, (c) 4,057,303 Assumed Redbox Private Warrants and (d) 352,986 shares of our Class A common stock issuable to the holders of the Assumed Redbox Private Warrants upon exercise thereof.

Resales of Class A Common Stock

The following table sets forth, as of the date of this prospectus, (i) the number of shares of Class A common stock beneficially owned by the selling securityholders prior to the offering; (ii) the number of shares of Class A common offered for resale to the public by the selling securityholders; and (iii) the number of shares of Class A common stock to be beneficially owned by the selling securityholders after the offering.

The information in the table is based on information supplied to us by the selling securityholders. Other than as described in the footnotes below, or as otherwise described in this prospectus, none of the selling securityholders has not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer.

The selling securityholders may sell all, some, or none of the shares of Class A common stock offered hereby in this offering. Each selling securityholder identified in the table below may sell, transfer, or otherwise dispose of some or all its shares of Class A common stock in transactions exempt from, or not subject to the registration requirements of, the Securities Act. See “Plan of Distribution of Securities”. Information concerning the selling securityholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

Selling Securityholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Percentage	Number of Shares of Class A Common Stock Being Registered	Number of Shares of Class A Common Stock Owned After the Offering	Percentage
Aiguilles Rouges Sector B Investment Fund, L.P.(2)	118,109	*	118,109	0	--
American United Life Insurance Company(2)	4,442	*	4,442	0	--
Brickyard Direct Holdings, LP(2)	9,723	*	9,723	0	--
Brickyard Direct Lending Fund, L.P.(2)	2,389	*	2,389	0	--
Cactus Direct Holdings, L.P.(2)	46,457	*	46,457	0	--
Cactus Direct Lending Fund, L.P.(2)	20,332	*	20,332	0	--
Core Senior Lending Fund (A-A), L.P.(2)	23,014	*	23,014	0	--
Core Senior Lending Master Fund (PB), L.P(2)	39,693	*	39,693	0	--
Core Senior Lending Fund, L.P.(2)	52,645	*	52,645	0	--
CSL Fund (PB) Holdings C, L.P.(2)	602	*	602	0	--
CSL Fund (PB) Holdings, B, L.P.(2)	41,659	*	41,659	0	--
CSL Fund (PB) Holdings, L.P.(2)	49,775	*	49,775	0	--
Falcon Credit Fund, L.P.(2)	14,662	*	14,662	0	--
Kitty Hawk Credit Fund, L.P.(2)	2,689	*	2,689	0	--
Kitty Hawk Holdings, L.P.(2)	6,600	*	6,600	0	--
Lincoln Investment Solutions, Inc.(2)	7,258	*	7,258	0	--
Moreno Street Direct Lending Fund, L.P.(2)	17,275	*	17,275	0	--
NDT Senior Loan Fund, L.P(2)	11,187	*	11,187	0	--
Philadelphia Indemnity Insurance Company(2)	5,996	*	5,996	0	--
Private Loan Opportunities Fund, L.P.(2)	31,467	*	31,467	0	--
Red Cedar Fund 2016, L.P.(2)	6,777	*	6,777	0	--
Red Cedar Holdings, L.P.(2)	15,486	*	15,486	0	--
Reliance Standard Life Insurance Company(2)	20,487	*	20,487	0	--
Sandlapper Credit Fund, L.P.(2)	19,242	*	19,242	0	--
SLF 2016 Institutional Holdings II, L.P(2)	95,789	*	95,789	0	--
SLF 2016 Institutional Holdings, L.P(2)	40,202	*	40,202	0	--
SLF 2016-L Holdings, L.P.(2)	51,262	*	51,262	0	--
Specialty Loan Fund - CX-2, L.P(2)	73,672	*	73,672	0	--
Specialty Loan Fund 2016, L.P.(2)	100,696	*	100,696	0	--
Specialty Loan Fund 2016-L, L.P.(2)	21,514	*	21,514	0	--
Specialty Loan Ontario Fund 2016, L.P.(2)	14,516	*	14,516	0	--
Specialty Loan VG Fund, L.P.(2)	17,388	*	17,388	0	--
Swiss Capital HPS Private Debt Fund L.P(2)	24,194	*	24,194	0	--
TMD-DL Holdings, LLC(2)	4,331	*	4,331	0	--
AP VIII Aspen Holdings, LP(3)	3,354,933	25.5%	3,354,933	0	--
Redwood Holdco, L.P(3)	2,850,990	21.7%	2,850,990	0	--
Seaport Global Asset Management V2 LLC (4) (5)	68,577	*	52,994	15,583	*
Seaport Global Asset Management V-Port LLC (4) (5)	110,940	*	85,730	25,210	*
Seaport Global Asset Management LLC (4) (5)	112,695	*	84,643	28,052	*
Lions Gate Entertainment, Inc.(6)	13,920	*	13,920	--	--
James S. Tumulty & Donna Tumulty, Jointly (4)	8,442	*	8,442	--	--
Max Bertz (4)	21,104	*	21,104	--	--
Michael J. Endres Revocable Trust dated December 11, 1986, as amended (4) (7)	48,410	*	42,209	6,201	*
David R, Meuse Trust, dated May 16, 1978, as amended (4) (8)	48,410	*	42,209	6,201	*
Legend Pictures LLC(9)	1,740	*	1,740	--	--

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which the selling securityholder has voting or dispositive power, including any shares that the selling securityholder has the right to acquire within 60 days of the date hereof. The percentage of ownership before and after the offering is calculated based on 13,150,715 shares of Class A common stock outstanding on September 28, 2022.

(2)	HPS is the investment manager of each of Aiguilles Rouges Sector B Investment Fund, L.P., American United Life Insurance Company, Brickyard Direct Holdings, L.P., Brickyard Direct Lending Fund, L.P., Cactus Direct Holdings, L.P., Cactus Direct Lending Fund, L.P., Core Senior Lending Fund (A-A), L.P., Core Senior Lending Master Fund (PB), L.P., Core Senior Lending Fund, L.P., CSL Fund (PB) Holdings C, L.P., CSL Fund (PB) Holdings, B, L.P., CSL Fund (PB) Holdings, L.P., Falcon Credit Fund, L.P., Kitty Hawk Credit Fund, L.P., Kitty Hawk Holdings, L.P., Lincoln Investment Solutions, Inc., Moreno Street Direct Lending Fund, L.P., NDT Senior Loan Fund, L.P., Philadelphia Indemnity Insurance Company, Private Loan Opportunities Fund, L.P., Red Cedar Fund 2016, L.P., Red Cedar Holdings, L.P., Reliance Standard Life Insurance Company, SLF 2016 Institutional Holdings II, L.P., SLF 2016 Institutional Holdings, L.P., SLF 2016-L Holdings, L.P., Specialty Loan Fund - CX-2, L.P., Specialty Loan Fund 2016, L.P., Specialty Loan Fund 2016-L, L.P., Specialty Loan Ontario Fund 2016, L.P., Specialty Loan VG Fund, L.P., Swiss Capital HPS Private Debt Fund L.P. and TMD-DL Holdings, LLC. HPS is also the sole and managing member of HPS Opportunities SL Management, LLC which is the investment manager of Sandlapper Credit Fund, L.P. As such, HPS has the power to vote and dispose of the securities held by the Funds, and as such, may be deemed to beneficially own the securities held by the Funds. The principal business and office address of HPS is 40 West 57th Street, 33rd Floor, New York, New York 10019.

(3)	Redwood Holdco, LP (“Redwood”) and AP VIII Aspen Holdings, L.P. (“Aspen Holdings”) hold 2,850,990 and 3,354,933 shares of our common stock, respectively. The general partner of Redwood is Redwood GP, LLC. New Outerwall, Inc. is the sole limited partner of Redwood and the sole member of Redwood GP, LLC. New Outerwall, Inc. is an indirect majority owned subsidiary of Aspen Holdings. The general partner of Aspen Holdings is AP VIII Aspen Holdings GP, LLC (“Aspen GP”) and Apollo Management VIII, L.P. (“Management VIII”) is the sole member of Aspen GP. AIF VIII Management, LLC (“AIF VIII”) serves as the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) serves as the sole member and manager of AIF VIII and Apollo Management GP, LLC (“Management GP”) serves as the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings. Scott Kleinman, Marc Rowan and James Zelter are the managers, as well as executive officers, of Management Holdings GP. The principal address of Redwood is One Manhattanville Road, Suite 201, Purchase, New York 10577. The principal address of each of Aspen Holdings and Messrs. Kleinman, Rowan, and Zelter is 9 W. 57th Street, 43rd Floor, New York, New York 10019. Each of the entities listed above, other than Redwood and Aspen Holdings, and each of Messrs. Kleinman, Rowan and Zelter, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by Redwood and Aspen Holdings. Aspen Holdings disclaims beneficial ownership of shares held of record by Redwood.

(4)	The shares of Class A common stock being registered hereunder constitute such shares underlying such holder’s Assumed Redbox Private Warrants.

(5)	Seaport Global Asset Management V2 LLC, Seaport Global Asset Management V-Port LLC, and Seaport Global Asset Management LLC are affiliated companies under common control. Stephen Smith is the Chief Executive Officer of Seaport Global Asset Management, LLC and thus may be deemed to have or share beneficial ownership of the securities held of record by such entities. Mr. Smith disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(6)	Lions Gate Entertainment, Inc. (“LGEI”) is an indirect wholly owned subsidiary of Lions Gate Entertainment Corp. (“LGEC”). LGEC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein, if any. Additionally, James W. Barge, Corii D. Berg and Adrian Kuzycz are officers and directors of LGEI. By virtue of this relationship, Messrs. Barge, Berg and Kuzycz may be deemed to indirectly beneficially own the securities held by LGEI. Messrs. Barge, Berg and Kuzycz each disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein, if any.

(7)	Michael J. Endres is the trustee of the Michael J. Endres Revocable Trust dated December 11, 1986, as amended, and he may be deemed to have beneficial ownership of the shares held by the Michael J. Endres Revocable Trust under agreement dated December 11, 1986, as amended.

(8)	David R, Meuse is the trustee of the David R, Meuse Trust, dated May 16, 1978, as amended, and he may be deemed to have beneficial ownership of the shares held by the David R, Meuse Trust under agreement dated May 16, 1978, as amended.

(9)	Joshua Grode is Chief Executive Officer of Legend Pictures, LLC and may be deemed to have beneficial ownership of the shares held by Legend Pictures, LLC. Mr. Grode disclaims beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein.

Resales of Assumed Redbox Private Warrants

The following table sets forth, as of the date of this prospectus, (i) the number of Assumed Redbox Private Warrants beneficially owned by the selling securityholders prior to the offering; (ii) the number of Assumed Redbox Private Warrants offered for resale to the public by the selling securityholders; and (iii) the number of Assumed Redbox Private Warrants to be beneficially owned by the selling securityholders after the offering.

The information in the table is based on information supplied to us by the selling securityholders. Other than as described in the footnotes below, or as otherwise described in this prospectus, none of the selling securityholders has not, within the past three years, had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer.

The selling securityholders may sell all, some, or none of the Assumed Redbox Private Warrants offered hereby in this offering. Each selling securityholder identified in the table below may sell, transfer, or otherwise dispose of some or all its Assumed Redbox Private Warrants in transactions exempt from, or not subject to the registration requirements of, the Securities Act. See “Plan of Distribution of Securities”. Information concerning the selling securityholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

Selling Securityholder	Number of Assumed Redbox Private Warrants Owned Prior to Offering(1)	Percentage	Number of Assumed Redbox Private Warrants Being Registered	Number of Assumed Redbox Private Warrants Owned After the Offering	Percentage
Seaport Global Asset Management V2 LLC(2)	609,115	15.0%	609,115	0	--
Seaport Global Asset Management V-Port LLC(2)	985,384	24.3%	985,384	0	--
Seaport Global Asset Management LLC(2)	972,886	24.0%	972,886	0	--
Lions Gate Entertainment, Inc.(3)	160,000	3.9%	160,000	0	--
James S. Tumulty & Donna Tumulty, Jointly	97,031	2.4%	97,031	0	--
Max Bertz	242,577	6.0%	242,577	0	--
Michael J. Endres Revocable Trust dated December 11, 1986, as amended(4)	485,155	12.0%	485,155	0	--
David R, Meuse Trust, dated May 16, 1978, as amended(5)	485,155	12.0%	485,155	0	--
Legend Pictures, LLC(6)	20,000	*	20,000	0	--

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and generally includes shares over which the selling securityholder has voting or dispositive power, including any shares that the selling securityholder has the right to acquire within 60 days of the date hereof. The percentage of ownership before and after the offering is calculated based on 4,057,303 Assumed Redbox Private Warrants outstanding on September 28, 2022.

(2)	Seaport Global Asset Management V2 LLC, Seaport Global Asset Management V-Port LLC, and Seaport Global Asset Management LLC are affiliated companies. Stephen Smith is the Chief Executive Officer of Seaport Global Asset Management, LLC. By virtue of these relationships, Mr. Smith may be deemed to have or share beneficial ownership of the securities held of record by such entities. Mr. Smith disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(3)	The warrants are held by Lions Gate Entertainment, Inc. (“LGEI”), an indirect wholly owned subsidiary of Lions Gate Entertainment Corp. (“LGEC”). LGEC disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein, if any. Additionally, James W. Barge, Corii D. Berg and Adrian Kuzycz are officers and directors of LGEI. By virtue of this relationship, Messrs. Barge, Berg and Kuzycz may be deemed to indirectly beneficially own the securities held by LGEI. Messrs. Barge, Berg and Kuzycz each disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein, if any.

(4)	Michael J. Endres is the trustee of the Michael J. Endres Revocable Trust dated December 11, 1986, as amended, and he may be deemed to have beneficial ownership of the shares held by the Michael J. Endres Revocable Trust under agreement dated December 11, 1986, as amended.

(5)	David R, Meuse is the trustee of the David R, Meuse Trust, dated May 16, 1978, as amended, and he may be deemed to have beneficial ownership of the shares held by the David R, Meuse Trust under agreement dated May 16, 1978, as amended.

(6)	Joshua Grode is Chief Executive Officer of Legend Pictures, LLC and may be deemed to have beneficial ownership of the shares held by Legend Pictures, LLC. Mr. Grode disclaims beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION OF SECURITIES

We are registering for resale by the selling securityholders and their pledgees, assignees, donees, permitted transferees, and successors up to an aggregate of (a) 6,558,914 shares of our Class A common stock owned by them as of the date of this prospectus, including, but not limited to, the shares issued to them in exchange for their securities in Redbox in connection with the Redbox Acquisition, (b) 1,011,530 shares that were issued by us upon exercise of the Credit Agreement Warrants, (c) 4,057,303 Assumed Redbox Private Warrants and (d) 352,986 shares of our Class A common stock issuable to the holders of the Assumed Redbox Private Warrants upon exercise thereof.

We shall bear all costs and expenses incurred in connection with the registration statement of which this prospectus is a part, and all expenses incurred in performing or complying with our other obligations under the registration rights agreements pursuant to which such registration statement has been filed, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the shares and warrants); (iii) printing, messenger, telephone and delivery expenses; (iv) our internal expenses (including, without limitation, all salaries and expenses of our officers and employees); (v) the fees and expenses incurred in connection with the listing of the securities on the Nasdaq Global Market as applicable; (vi) any Financial Industry Regulatory Authority fees; (vii) the fees and disbursements of our counsel and accountants; and (viii) the reasonable fees and expenses of any special experts retained by us specifically in connection with the registration (with no such experts expected to be required with respect to this registration). We shall have no obligation to (x) pay any underwriting discounts or selling commissions attributable to the securities being sold by the selling securityholders, which underwriting discounts or selling commissions shall be borne by such holders or (y) any fees and/or disbursements of counsel to such holders or other costs or expenses of such holders.

The shares of Class A common stock and warrants beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	to or through underwriters or broker-dealers;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of warrants may exercise its warrants in accordance with the Amended and Restated Warrant Agreement on or before the expiration date by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Amended and Restated Warrant Agreement.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the Class A common stock and Class W warrants to purchase shares of Class A common stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020, are incorporated by reference in this prospectus to CSSE’s Annual Report on Form 10-K for the year ended December 31, 2021, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019 are incorporated by reference in this prospectus to our Current Report on Form 8-K dated filed with the SEC on June 11, 2021, have been audited by Moss Adams LLP, independent auditors, as stated in their report (which expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to going concern). Such financial statements of such firm have been incorporated by reference given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Redbox Entertainment, Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Prior to the Redbox Acquisition, Redbox filed annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including CSSE and Redbox, who file or filed electronically with the SEC. The address of that site is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part. The registration statement registers the resale of shares of CSSE Class A common stock and Assumed Redbox Private Warrants by the selling securityholders as provided herein. This prospectus does not contain all of the information set forth in the registration statement.  You can obtain a copy of the registration statement from the SEC at the website listed above. We have not incorporated by reference into this prospectus the information on any of our websites, and you should not consider it to be a part of this prospectus.

The audited financial statements of Redbox Entertainment, Inc. as of and for the years ended December 31, 2021 and 2020, and the related notes to the financial statements, were filed by Redbox under its Annual Report on Form 10-K, filed with the SEC on April 15, 2022, and are incorporated herein by reference.

The unaudited financial statements of Redbox Entertainment, Inc. as of and for the three and six months ended June 30, 2022, and the related notes to the financial statements, were filed by Redbox under its Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2022, and are incorporated herein by reference.

The audited financial statements of Sonar Entertainment, Inc. as of and for the years ended December 31, 2020 and 2019, and the related notes to the financial statements, were filed under Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on June 11, 2021, and are incorporated herein by reference.

The unaudited pro forma financial information of our company (giving effect to the Redbox Acquisition) as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021 were filed under Amendment No. 1 to our Current Report on Form 8-K, filed with the SEC on August 15, 2022, and are incorporated herein by reference.

In addition to obtaining copies of the foregoing documents from the SEC, through the SEC’s website at the address described above, CSSE will provide you with copies of these documents, without charge, upon written or oral request to:

Chicken Soup for the Soul Entertainment, Inc. Attn: Investor Relations 132 E. Putnam Ave Cos Cob, Connecticut 06807 (855) 398-0443

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

•	Annual Report on Form 10-K filed with the SEC on March 31, 2022, as amended by Form 10-K/A filed with the SEC on April 29, 2022;

•	our Quarterly Report for the Three Months Ended March 31, 2022 on Form 10-Q filed with the SEC on May 11, 2022;

•	our Quarterly Report for the Three and Six Months Ended June 30, 2022 on Form 10-Q filed with the SEC on August 12, 2022;

•	our Current Reports on Form 8-K, including the Current Reports on Form 8-K or amendments thereto filed on each of June, 11, 2021, May 21, 2021, January 18, 2022, January 26, 2022, February 18, 2022, February 28, 2022, March 3, 2022, March 8, 2022, March 18, 2022, April 18, 2022, April 22, 2022, May 9, 2022, May 11, 2022, May 12, 2022, May 18, 2022, June 6, 2022; June 17, 2022, June 30, 2022, July 18, 2022, August 12, 2022 (excluding the report furnished pursuant to Item 2.02 on such date), August 15, 2022, August 18, 2022, September 13, 2022 and September 16, 2022;

•	our Definitive Proxy Statement for our Annual Meeting of Stockholders filed with the SEC on May 18, 2022; and

•	our Registration Statement on S-4 (No.333-265642), as amended and declared effective by the Securities and Exchange Commission on July 15, 2022.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Ave., Floor 2W, Cos Cob, Connecticut 06807, telephone number (855) 398-0443. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 4th day of October, 2022.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana, Jr.	Chairman and Chief Executive	October 4, 2022
	William J. Rouhana Jr.	Officer (Principal Executive Officer)

By:	/s/ Christopher Mitchell *	Chief Financial Officer (Principal	October 4, 2022
	Christopher Mitchell	Financial Officer)

By:	/s/ Jason Meier *	Chief Accounting Officer (Principal Accounting Officer)	October 4, 2022
Jason Meier

By:	/s/ Amy Newmark *	Director	October 4, 2022
Amy Newmark

By:	/s/ Fred Cohen *	Director	October 4, 2022
Fred Cohen

By:	/s/ Christina Weiss Lurie *	Director	October 4, 2022
Christina Weiss Lurie

By:	/s/ Cosmo DeNicola *	Director	October 4, 2022
Cosmo DeNicola

By:	/s/ Diana Wilkin *	Director	October 4, 2022
Diana Wilkin

By:	/s/ Martin Pompadur *	Director	October 4, 2022
Martin Pompadur

By:	/s/ Vikram Somaya	Director	October 4, 2022
Vikram Somaya

* By power of attorney.

Exhibit Number	Description

2.1	Merger Agreement, dated as of May 10, 2022, by and among Chicken Soup for the Soul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub LLC, Redbox Entertainment Inc. and Redwood Intermediate LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Amendment No. 1 to the Current Report on Form 8-K filed with the SEC on May 12, 2022)

3.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s DOS filed with the SEC on September 21, 2016)

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s DOS filed with the SEC on September 21, 2016)

4.1	Warrant Agreement, dated November 27, 2020, by and between Seaport Global Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Redbox Entertainment Inc.’s Current Report on Form 8-K filed with the SEC on December 3, 2020)

4.2	Class W Warrant Agreement between Chicken Soup for the Soul Entertainment Inc. and Continental Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 24, 2020)

4.3	Class Z Warrant Agreement between Chicken Soup for the Soul Entertainment Inc. and Continental Stock Transfer & Trust Co. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 24, 2020

4.4	Form of Registrant’s Class I Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.5	Form of Registrant’s Class II Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.6	Form of Registrant’s Class III-A Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.7	Form of Registrant’s Class III-B Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2019)

4.8	Warrant Agreement, dated November 27, 2020, by and between Seaport Global Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Redbox Entertainment Inc.’s Current Report on Form 8-K filed with the SEC on December 3, 2020)

4.9	Warrant Assumption Agreement and Amendment Agreement with respect to exhibit 4.1 and 4.8, above (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

4.10	Warrant Agreement with HPS and affiliates (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

5.1	Opinion of Graubard Miller*

10.1	Amended and Restated Credit Agreement, dated as of October 20, 2017, by and among the Registration, Redbox Automated Retail, LLC, the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

23.1	Consent of Rosenfield & Co., PLLC*

23.2	Consent of Moss Adams LLP*

23.3	Consent of Grant Thornton*

107	Fee Table*

*	Filed herewith